UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 4, 2010

SPECTRUM BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13615	22-2423556
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

601 Rayovac Drive

Madison, Wisconsin 53711

(Address of principal executive offices)

(608) 275-3340

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

In connection with Spectrum Brands, Inc.’s (“Spectrum Brands”) proposed business combination transaction with Russell Hobbs, Inc. (“Russell Hobbs”), on June 4, 2010, Spectrum Brands, Russell Hobbs, SB/RH Holdings, LLC (“Holdings”) and certain domestic subsidiaries of each of Spectrum Brands and Russell Hobbs (collectively with Holdings, the “Guarantors”) entered into a Purchase Agreement (the “Purchase Agreement”) with certain representatives of the initial purchasers named therein (collectively, the “Initial Purchasers”). Pursuant to the Purchase Agreement, the Initial Purchasers have agreed to purchase, and Spectrum Brands has agreed to sell, $750 million aggregate principal amount of Spectrum Brands’ 9.50% Senior Secured Notes due 2018 (the “Notes”). The Notes are being issued at 98.634% of the par value. The Initial Purchasers intend to resell the Notes in an offering exempt from registration under the Securities Act of 1933, as amended (the “Offering”). The Notes will be guaranteed by the Guarantors. The sale of the Notes is expected to close on June 16, 2010. The Purchase Agreement contains representations and warranties, covenants and closing conditions (including the closing of Spectrum Brands’ proposed business combination transaction with Russell Hobbs) that are customary for transactions of this type. In addition, Spectrum Brands and the Guarantors have agreed to indemnify the Initial Purchasers against certain liabilities on customary terms.

The proceeds from the issuance of the Notes will be used, together with borrowings under a new $750 million term loan due 2016 (the “Term Loan”) and a new $300 million ABL revolving credit facility (the “ABL Facility”) to refinance a portion of Spectrum Brands’ existing senior debt and a portion of Russell Hobbs’ existing senior debt and to pay the fees and expenses incurred in connection with the proposed combination with Russell Hobbs.

The Notes will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent such registration or an exemption from the registration requirements of such Act. This report shall not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction where such an offering or sale would be unlawful. This report contains information about pending transactions, and there can be no assurance that these transactions will be completed.

In the ordinary course of their businesses, the Initial Purchasers and certain of their affiliates have in the past and may in the future engage in investment and commercial banking or other transactions of a financial nature with Spectrum Brands or its affiliates, including the provision of certain advisory services and the making of loans to Spectrum Brands and its affiliates. In particular, certain affiliates of the Initial Purchasers will be agents and/or lenders under the Term Loan and the ABL Facility, which are expected to be entered into at the closing of the proposed business combination transaction.

IMPORTANT ADDITIONAL INFORMATION HAS BEEN FILED WITH THE SEC

This communication is being made in respect of the proposed business combination involving Spectrum Brands and Russell Hobbs. In connection with the proposed merger transaction, Spectrum Brands Holdings, Inc. (“SB Holdings”) has filed with the SEC a Registration Statement on Form S-4 that includes the proxy statement of Spectrum Brands and that also constitutes a prospectus of SB Holdings. On or around May 12, 2010, Spectrum Brands began mailing the definitive joint proxy statement/prospectus to its stockholders of record as of the close of business on May 5, 2010. INVESTORS AND SECURITY HOLDERS OF SPECTRUM ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders can obtain free copies of the Registration Statement and definitive joint proxy statement/prospectus and other documents filed with the SEC by Spectrum Brands through the web site maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and definitive joint proxy statement/prospectus and other documents filed with the SEC can also be obtained on Spectrum Brands’ website at www.spectrumbrands.com.

PROXY SOLICITATION

Spectrum Brands, Russell Hobbs and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Spectrum Brands and Russell Hobbs stockholders in favor of the acquisition. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Spectrum Brands and Russell Hobbs stockholders in connection with the proposed acquisition is set forth in the definitive joint proxy statement/prospectus filed with the SEC. You can find information about Spectrum Brands’ executive officers and directors in its annual report on Form 10-K filed with the SEC on December 29, 2009. You can obtain free copies of these documents from Spectrum Brands in the manner set forth above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

SPECTRUM BRANDS, INC.

By:	/s/ John T. Wilson
Name:	John T. Wilson
Title:	Senior Vice President, Secretary and General Counsel

Dated: June 4, 2010